SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 19, 2014

AOXIN TIANLI GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2014, Benyan Li, Jianguo Hu, Wei Gong and Dr. Huanchun Chen resigned as directors of our Company, and the remaining directors adopted a resolution reducing the number of directors constituting the entire Board to five members. The resignations were in support of the Board’s restructuring as part of the new strategic development  plan we initiated  in July.

On September 19, 2014, our Board of Directors appointed Anthony S. Chan as a director.

Anthony S. Chan, age 50, is Executive Vice President, Director and Acting Chief Financial Officer of Sino-Global Shipping America, Limited (Nasdaq: SINO). He is a CPA licensed in New York with over 25 years of professional experience in auditing and SEC reporting, mergers and acquisitions, compliance with the Sarbanes-Oxley Act (“SOX”), internal controls and risk management. Mr. Chan has advised and audited public companies and privately-held organization across various industries including manufacturing, shipping, media and publishing, entertainment, communications, insurance, and real estate. Prior to joining Sino-Global in September 2013, Mr. Chan was an audit partner specializing in the delivery of assurance and advisory services to public companies with operations in China. From 2012 until 2013, he was an audit partner with UHY LLP. From 2011 until 2012, he was an audit partner at Friedman LLP. From 2007 through 2011, he was a partner in the New York City office of Berdon LLP, an accounting firm, where he was in-charge of its Internal Control and SOX Compliance Practice. In addition, Mr. Chan was a former divisional CFO of About.com and Media Central, both division of Primedia (a NYSE listed public company) in 2001 and 2003, respectively. He worked for PwC from 1989 to 1998 and Arthur Andersen in 1999.

His international experience also includes providing financial due diligence for strategic and financial buyers on various cross-border opportunities in mainland China, Taiwan, Finland, Mexico, and Puerto Rico. Mr. Chan  is a member of the Board of Directors of the New York State Society of Certified Public Accountants and a member of the editorial board for The CPA Journal. Mr. Chan received a BA from Queens College (dual major in accounting and economics), City University of New York in 1987 and an MBA from Baruch College, City University of New York in 1989.

Item 7.01	Regulation FD Disclosure.

On September 24, 2014, we issued a press release announcing  the resignations of Benyan Li, Jianguo Hu, Wei Gong and Dr. Huanchun Chen and the appointment of Anthony S. Chan as a director. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1   Press release issued by Aoxin Tianli Group, Inc. on September 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Ping Wang
Ping Wang
Chief Executive Officer

Dated: September 24, 2014